Exhibit 4

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Registered 11th September 2012
State Registration Number
1-03-33498-E-004D

Federal Financial Markets Service
(Specify the name of the Registration Authority)

(signature of authorized person)
(seal of Registration Authority)

RESOLUTION ON ADDITIONAL ISSUE OF SECURITIES

Joint-Stock Company “INTER RAO UES”

Ordinary registered uncertified shares with a nominal value of 0.02809767 rubles each in the amount of 1,899,520,470,080 shares to be placed by conversion of the ordinary registered uncertified shares of Joint-Stock Company “Third Power Generating Company on the Wholesale Energy Market” into the ordinary registered uncertified shares of Joint-Stock Company “INTER RAO UES” upon their merger

Approved by the Resolution of the Board of Directors of Joint-Stock Company “INTER RAO UES” adopted on July 27, 2012, Minutes dated July 30, 2012 # 75;

On the grounds of the Contract for merger of Joint-Stock Company “First Power Generating Company on the Wholesale Energy Market”, Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market” into Joint-Stock Company “INTER RAO UES” # (unnumbered), dated June 19, 2012, approved by the Resolution of the Extraordinary General Meeting of Shareholders of Joint-Stock Company “First Power Generating Company on the Wholesale Energy Market” on June 14, 2012, Minutes dated June 18, 2012 # (unnumbered); by the Resolution of the Extraordinary General Meeting of Shareholders of Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market” dated June 14, 2012, Minutes dated June 18, 2012 # (unnumbered); by the Resolution of the Extraordinary General Meeting of Shareholders of Joint-Stock Company “INTER RAO UES” dated April 26, 2012, Minutes dated April 28, 2012 #11; and on the grounds of the Resolution on increase of the authorized capital stock of Joint-Stock Company “INTER RAO UES” by placement of additional ordinary registered uncertified shares adopted by the Extraordinary General Meeting of Shareholders of Joint-Stock Company “INTER RAO UES” on April 26, 2012, Minutes dated April 28, 2012 #11.

Location of the Issuer: Russian Federation, 119435, Moscow City, Ul. Bolshaya Pirogovskaya, Building 27, Block 3.

Contact telephone numbers with long-distance code: +7 (495) 967-05-27.

Chairman of the Management Board of Joint-Stock Company “INTER RAO UES”		B.Yu. Kovalchuk
	(signature)	(name, given names)
Date July 30, 2012	Seal

1. Category, class (type) of securities: registered shares.

Class of shares: ordinary.

Securities are not convertible.

2. Form of securities: uncertified.

3. Instructions on mandatory centralized safe custody:

This clause applies only for certified securities.

4. Nominal value of each security issued (additionally issued) (in rubles):

The nominal value of securities is provided for by legislation of the Russian Federation.

0.02809767.

5. Amount of securities issued (additionally issued) (shares):

1,899,520,470,080.

6. Total amount of securities of this issue placed previously (shares):

9 716,000,000,000.

7. Rights of the holder of each security issued (additionally issued):

7.1. For ordinary shares, specify the exact provisions of the Charter of Joint-Stock Company on the rights conferred by the ordinary shares to be granted to the shareholders: on the right to receive the declared dividends, on the right to participate in the general meeting of shareholders with voting rights regarding all issues covered by competence thereof, on the right to accept any part of the property of the Joint-Stock Company in case of liquidation.

In accordance with clause 6.2 of the Charter of Joint-Stock Company “INTER RAO UES” (hereinafter also referred to as the Company, JSC “INTER RAO UES”):

“6.2. Shareholders/holders of ordinary shares of the Company have the following rights:

6.2.1. To participate in the General Meeting of Shareholders of the Company with voting rights regarding all issues covered by competence thereof personally or by proxy;

6.2.3. To receive dividends declared by the Company;

…

6.2.7. To accept any part of property of the Company in case of liquidation thereof in accordance with the procedure established by legislation of the Russian Federation and this Charter;

…”

The Charter of the Company provides for other rights of the shareholders/holders of ordinary shares.

The Charter provides for no limitation to the maximum number of votes for one shareholder.

7.2. Specify no data for this class of securities.

7.3. Specify no data for this class of securities.

7.4. Specify no data for this class of securities.

7.5. Specify no data for this class of securities.

8. Conditions and procedure to place securities issued (additionally issued):

8.1. Method of securities placement: conversion of the ordinary registered uncertified shares of Joint-Stock Company “Third Power Generating Company on the Wholesale Energy Market” into the ordinary registered uncertified shares of Joint-Stock Company “INTER RAO UES” upon merger.

8.2. Term to place securities:

Form of reorganization: reorganization in the form of merger.

The date to place securities is deemed to be the date of entry into the Uniform State Register of Legal Entities with regard to termination of activity of the merged legal entity (Joint-Stock Company “Third Power Generating Company on the Wholesale Energy Market,” hereinafter also referred to as JSC “OGK-3”).

8.3. Procedure to place securities:

Specify procedure and conditions to place securities:

In accordance with the Contract for the merger of Joint-Stock Company “First Power Generating Company on the Wholesale Energy Market” and Joint-Stock Company “Third Generation Company of the Wholesale Electricity Market” into Joint-Stock Company “INTER RAO UES” # (unnumbered) dated June 19, 2012 (hereinafter referred to as the Contract for merger) and the Resolution on increase of the authorized capital stock of JSC “INTER RAO UES” by placement of additional ordinary registered uncertified shares (Minutes of the Extraordinary General Meeting of Shareholders of JSC “INTER RAO UES,” dated April 28, 2012 # 11):

In case of the merger of JSC “OGK-3” into JSC “INTER RAO UES,” all ordinary registered uncertified shares of JSC “OGK-3” are converted into the additional ordinary registered uncertified shares of JSC “INTER RAO UES” to be placed for the purpose of conversion.

Swap ratio of shares:

0.025 ordinary registered uncertified shares of JSC “OGK-3” with a nominal value of 0.2809767 rubles each are converted into 1 (one) ordinary registered uncertified share of JSC “INTER RAO UES” with a nominal value of 0.02809767 (point zero two eight zero nine seven six seven) rubles each.

The number of ordinary registered uncertified shares of JSC “INTER RAO UES” to be distributed to each shareholder of JSC “OGK-3” is calculated by division of the number of ordinary registered uncertified shares of JSC “OGK-3” held thereby by the swap ratio.

In the event that while determining the estimated number of ordinary registered uncertified shares of JSC “INTER RAO UES” to be distributed to the shareholder of JSC “OGK-3,” the estimated number of shares of any shareholder of JSC “OGK-3” is deemed to be fractional, then this fractional part of shares should be rounded in accordance with the mathematical rounding rules that are as follows:

• If the nth decimal place is 5 to 9 inclusive, 1 is added to the integer and numbers of places are not considered;

• if the nth decimal place is 0 to 4 inclusive, only the integer is considered and numbers of places are not considered.

In the event that upon rounding no ordinary registered uncertified share of JSC “INTER RAO UES” is distributed to any shareholder, then such shareholder should obtain one ordinary registered uncertified share of JSC “INTER RAO UES.”

Shareholders should benefit from the same rights attached to the additional ordinary registered uncertified shares of JSC “INTER RAO UES” as from the placed ordinary registered uncertified shares of JSC “INTER RAO UES” in accordance with the Charter of JSC “INTER RAO UES” and legislation of the Russian Federation.

Ordinary registered uncertified shares of JSC “OGK-3” are deemed to be converted into the ordinary registered uncertified shares of JSC “INTER RAO UES” as of the date of entry into the Uniform State Register of Legal Entities with regard to termination of activity of JSC “OGK-3” on the grounds of the data in the Register of Shareholders of JSC “OGK-3” on the specified day.

Ordinary registered uncertified shares of JSC “OGK-3” subject to conversion should be paid off in case of conversion.

Shares of JSC “INTER RAO UES” held by JSC “OGK-3” should not be paid off in case of merger and become the property of JSC “INTER RAO UES” under procedure of universal legal succession in accordance with Article 4 of the Contract for Merger.

8.4. Shareholders’ equity at the expense whereof the authorized capital stock of the Issuer is formed:

Specify no data for this form of reorganization.

8.5. Specify no data for this form of reorganization.

8.6. Specify no data for this form of reorganization.

9. Conditions of redemption and payment of bond income:

This clause applies only to bonds.

10. Information on acquisition of bonds:

This clause applies only to bonds.

11. Information on enforcement of bond issued:

This clause applies only to bonds.

12. Obligations of the Issuer:

The Issuer is liable to ensure the rights of the security holders, provided compliance thereof with the procedure for rights execution established by legislation of the Russian Federation.

13. Obligations of persons provided bond security to enforce obligations of the Issuer to the bond holders in case of refusal of the Issuer to execute obligations or in case of delay in executing the respective bond obligations in accordance with the conditions of security to be provided:

This clause applies only to bonds.

14. Other information provided for by the Standards:

Address for correspondence to the Issuer:

Russian Federation, 123610, Moscow City, Krasnopresnenskaya Naberezhnaya, Building 12, Entrance 7.

Disclosure of information by the Issuer:

The Issuer should disclose information at each stage of the procedure for additional issue of shares, and provide information in the form of quarterly reports, corporate action notices by means of consolidated accounting reports (consolidated financial statements) in accordance with the procedure and terms established by the Federal Law # 39-FL dated April 22, 1996 “On the Securities Market,” Federal Law # 208-FL dated December 26, 1995 “On Joint-Stock Companies” as well as Regulations on disclosure of information by issuers of issue-grade securities approved by the Decree of the Federal Financial Markets Service of Russia on October 04, 2011 # 11-46/pz-n (hereinafter also referred to as the Regulations). If, as of the date of the event thereon, the Issuer should disclose information in accordance with applicable federal laws as well as normative legal acts of the Federal Executive Authority for the Securities Market, and procedure and terms to disclose information on this event are established other than the procedure and terms provided for by the Resolution on additional issue of securities and Prospectus, then information on this event should be disclosed in accordance with the procedure and terms provided for by federal laws as well as the normative legal acts of the Federal Executive Authority for the Securities Market in force on the date of occurrence of such event.

The Issuer should provide the copy of each notification, including the copy of each corporate action notice to be posted by the Issuer in accordance with the Regulations, as well as the copy of the registered Resolution on additional issue of securities, Prospectus and amendments thereto, report/notice of the results of additional issue of securities, a copy of the quarterly report, a copy of consolidated accounting reports (consolidated financial statements), a copy of other documents the mandatory disclosure of which is provided for by Chapter VIII of the Regulations to the holders of securities of the Issuer and other persons concerned by request thereof at a charge not exceeding expenses to make such copy within a period of at most 7 (seven) days as of the date the respective request is obtained (submitted).

Sources of information disclosure:

•                                                   The Issuer’s Internet page to post information to be disclosed: http://www.interrao.ru/ (hereinafter also referred to as the Issuer’s Internet page);

•                                                   Information resource to be updated online, provided by the Information Agency, and used by the Issuer to post information to be disclosed: Interfax or another Information Agency authorized by the Federal Financial Markets Service of Russia to distribute information to be disclosed in the securities market (hereinafter also referred to as the News Feed).

In cases when in accordance with the Regulations the Issuer is liable to post information in the News Feed then such information should be posted until 10:00 a.m. of the last day thereof in accordance with the Regulations dictating when such information should be posted.

In the event that in accordance with the Regulations information should be disclosed by posting in the News Feed, then disclosure of such information by other means, including disclosure in accordance with the requirements of the Regulations until posting thereof in the News Feed should be prohibited.

1) Upon adoption of the Resolution on increase of the authorized capital stock of the Issuer by placement of additional ordinary registered uncertified shares by the Issuer’s Extraordinary General Meeting of Shareholders, the Issuer should post the corporate action notice, “Information on stages of the procedure for issue of the issue-grade securities of the Issuer” (information on adoption of the Resolution on placement of securities), within the following terms as of the date of the Minutes (expiration date fixed by legislation of the Russian Federation to draw up the Minutes) of the Issuer’s General Meeting of Shareholders:

•              In the News Feed — at the latest 1 (one) day; and

•              On the Issuer’s Internet page — at the latest 2 (two) days.

2) Information on approval of the Resolution on additional issue of securities by the Board of Directors of the Issuer should be disclosed by the Issuer by posting the corporate action notice, “Information on stages of the procedure for issue of the issue-grade securities of the Issuer” (information on approval of the Resolution on additional issue of securities), within the following terms as of the date of the Minutes (expiration date fixed by legislation of the Russian Federation to draw up the Minutes) of the meeting of the Issuer’s Board of Directors where the Resolution on approval of additional issue of securities is adopted:

•              In the News Feed — at the latest 1 (one) day; and

•              On the Issuer’s Internet page — at the latest 2 (two) days.

3) Information on state registration of additional issue of securities should be disclosed by the Issuer by posting the corporate action notice, “Information on stages of the procedure for issue of the issue-grade securities of the Issuer” (information on state registration of additional issue of securities), as well as by posting the Resolution on additional issue of securities and Prospectus on the Issuer’s page on the Internet.

The corporate action notice, “Information on stages of the procedure for issue of the issue-grade securities of the Issuer” (information on state registration of additional issue of securities), should be disclosed by the Issuer within the following terms as of the date such information on state registration of additional issue of securities of the Issuer is posted on the page of the Registration Authority on the Internet or as of the date the Issuer receives the written notice of the Registration Authority with regard to state registration of additional issue of securities by letter, fax, e-mail, or delivery by hand, whichever is earlier:

•                                          In the News Feed — at the latest 1 (one) day; and

•                                          On the Issuer’s Internet page — at the latest 2 (two) days.

Within a period of at the latest 2 (two) days as of the date such information on state registration of additional issue of securities of the Issuer is posted on the Registration Authority’s page on the Internet or as of the date the Issuer receives the written notice of the Registration Authority of state registration of additional issue of securities by letter, fax, e-mail, or delivery by hand, whichever is earlier, the Issuer should post the texts of the registered Resolution on additional issue of securities and Prospectus on the page of the Issuer on the Internet.

When posting the text of the Resolution on additional issue of securities and Prospectus on the Issuer’s page on the Internet, the following should be specified: state registration number of additional issue of securities, date of state registration thereof, and name of the Registration Authority executing state registration of additional issue of securities.

The text of the registered Resolution on additional issue of securities should be available on the Internet as of the expiration date fixed by the Regulations to post it on the Internet, and if it is posted on the Internet upon the expiry of such term, then as of the date of its posting on the Internet and until redemption of all securities of this additional issue.

The text of the registered Prospectus should be available on the Internet as of the expiration date fixed by the Regulations to post it on the Internet, and if it is posted on the Internet upon the expiry of such term, then as of the date of its posting on the Internet and until at least 5 (five) years as of the date the text of the registered Report of the results of additional issue of securities is posted on the Internet.

4) At the stage of placement of shares the Issuer should disclose the following information in the form:

1)                                              The corporate action notice, “Information on stages of the procedure for issue of securities of the Issuer,” in accordance with the requirements of Chapter VI of the Regulations;

2)                                              Notice of suspension from placing securities; and

3)                                              Notice of renewal to place securities.

4.1) The Issuer should disclose information on the commencement date of placement and completion date of placement of securities in the form of the corporate action notices “Information on stages of the procedure for issue of securities of the Issuer”.

Information on the commencement date and completion date of placement of securities should be disclosed by the Issuer within the following terms as of the commencement date such securities are placed and as of the completion date such securities are placed, respectively:

•                                          In the News Feed — at the latest 1 (one) day; and

•                                          On the Issuer’s Internet page — at the latest 2 (two) days.

4.2) In the event that within the period to place securities the Issuer adopts the resolution on amendments into the Resolution on additional issue of securities and (or) Prospectus and (or) in the event that within the period to place securities the Issuer receives the written request (order, instructions) of the State Agency authorized to adopt the resolution on suspension from placing securities (hereinafter referred to as the Authorized Agency) in accordance with legislation of the Russian Federation, the Issuer should suspend placing securities and post the notice of suspension to place securities within the following terms as of the date of the Minutes (the expiration date fixed by legislation of the Russian Federation to draw up the Minutes) of the meeting (session) of the authorized Management Board of the Issuer in which the resolution on amendments into the Resolution on additional issue of securities and (or) Prospectus is adopted, and in case of any changes in the conditions determined by the Resolution on placement of securities — as of the date of the Minutes (the expiration date fixed by legislation of the Russian Federation to draw up the Minutes) of the meeting (session) of the authorized Management Board of the Issuer in which the resolution on change in such conditions is adopted or as of the date the Issuer receives the written request (order, instructions) of the Authorized Agency to suspend placing securities by letter, fax, e-mail, or delivery by hand, whichever is earlier:

•                                          In the News Feed — at the latest 1 (one) day; and

•                                          On the Issuer’s Internet page — at the latest 2 (two) days.

In the event that the placement of securities is suspended in connection with adoption of the resolution on suspension from issuing securities by the Registration Authority, information on suspension from placing securities should be disclosed by the Issuer in the form of corporate action notice in accordance with the requirements of Chapter VI of the Regulations.

4.3) Upon the registration of amendments into the Resolution on additional issue of securities and (or) Prospectus, adoption of the resolution on refusal to register such amendments or receipt of the written request (order, instructions) of the Authorized Agency with regard to permission for renewal to place securities (termination of the grounds for suspension to place securities) within the period to place securities, the Issuer should post the notice of renewal to place securities in the News Feed and on the Issuer’s page on the Internet.

The notice of renewal to place securities should be posted by the Issuer within the following terms as of the date such information on the registration of amendments into the Resolution on additional issue of securities and (or) into the Prospectus, or upon refusal to register such amendments is posted on the Registration Authority’s page on the Internet, or of receipt of the written notice of the Registration Authority with regard to registration of amendments into the Resolution on additional issue of securities and (or) into the Prospectus by the Issuer or to refusal to register such amendments or the written notice (instructions, resolution) of the Authorized Agency with regard to renewal to place securities (termination of the grounds for suspension to place securities) by letter, fax, e-mail, or delivery by hand, whichever is earlier:

•                                          In the News Feed — at the latest 1 (one) day; and

•                                          On the Issuer’s Internet page — at the latest 2 (two) days.

In the event that the amendments to the Resolution on additional issue of securities and (or) Prospectus are registered, the Issuer should post the text of the registered amendments to the Resolution on additional issue of securities and (or) Prospectus on the Issuer’s Internet page within a period of at the latest 2 (two) days as of the date the information on registration of such amendments is posted on the Registration Authority’s page on the Internet or of receipt of the written notice of the Registration Authority by the Issuer with regard to registration of such amendments by letter, fax, e-mail, or delivery by hand, whichever is earlier. In the event that the text of amendments to the Resolution on additional issue of securities and (or) Prospectus is posted on the page of the Issuer on the Internet, the date of registration of such amendments and name of the Registration Authority registered thereof should be specified.

The text of the registered amendments to the Resolution on additional issue of securities should be available on the Internet as of the expiration date fixed by the Regulations to post thereof on the Internet, and if it is posted on the Internet upon the expiry of such terms then as of the date it is posted on the Internet and before the expiration date fixed by the Regulations to ensure access to the text of the registered Resolution on additional issue of securities on the Internet.

The text of the registered amendments to the Prospectus should be available on the Internet as of the expiration date fixed by the Regulations to post thereof on the Internet, and if it is posted on the Internet upon the expiry of such term then as of the date it is posted on the Internet and before the expiration date fixed by the Regulations to ensure access to the text of the registered Prospectus on the Internet.

In the event that placement of securities is renewed in connection with adoption of the resolution on renewal to issue securities by the Registration Authority, information on renewal to place securities should be disclosed by the Issuer in the form of a corporate action notice in accordance with the requirements of Chapter VI of these Regulations.

5) Information on state registration of the Report on results of additional issue of securities should be disclosed by the Issuer in the form of corporate action notice, “Information on stages of the procedure for issue of securities of the Issuer” (information on state registration of the Report of the results of additional issue of securities), as well as in the form of the Report of the results of additional issue of securities by posting them on the Issuer’s page on the Internet.

The corporate action notice, “Information on stages of the procedure for issue of securities of the Issuer” (information on state registration of the Report of the results of additional issue of securities), should be disclosed by the Issuer within the following terms as of the date information on state registration of the Report on the results of additional issue of securities of the Issuer is posted on the page of the Registration Authority on the Internet or as of the date the Issuer receives the written notice of the Registration Authority with regard to state registration of the Report of the results of additional issue of securities by letter, fax, e-mail, or delivery by hand, whichever is earlier:

•                                          In the News Feed — at the latest 1 (one) day; and

•                                          On the Issuer’s Internet page — at the latest 2 (two) days.

Within a period of at the latest 2 (two) days as of the date information on state registration of the Report on the results of additional issue of securities of the Issuer is posted on the Registration Authority’s page on the Internet, or as of the date the Issuer receives the written notice of the Registration Authority with regard to state registration of the Report of the results of additional issue of securities by letter, fax, e-mail, or delivery by hand, whichever is earlier, the Issuer should post the text of the registered Report on the results of additional issue of securities on the Issuer’s page on the Internet.

The text of the registered Report of the results of additional issue of securities should be available on the Issuer’s Internet page within a period of at least 12 (twelve) months as of the expiration date fixed by the Regulations to post thereof on the Internet, and if it is posted on the Internet upon the expiry of such term, then as of the date it is posted on the Internet.

6) The Issuer, in accordance with subclause 15, clause 2.1 of the list of information relative to the insider information of persons stated in clauses 1—4, 11 and 12 of Article 4 of the Federal Law “On the prevention of unlawful use of insider information and market manipulation, and on amendments to separate legislative acts of the Russian Federation” approved by the Decree of the Federal Financial Markets Service of the Russian Federation on May 12, 2011, #11-18/pz-n, should also disclose information in the form of a corporate action notice on filing (submission) the application thereof for state registration of additional issue of issue-grade securities, registration of the Prospectus, registration of amendments to be introduced to the Resolution on additional issue of issue-grade securities and (or) into the Prospectus thereof, and state registration of the Report on the results of additional issue of issue-grade securities.

7) The Issuer should disclose information in the form of a corporate action notice in cases provided for by the Regulations.

Information in the form of a corporate action notice should be disclosed by the Issuer by posting the corporate action notice within the following terms as of the date of such action:

•                                          In the News Feed — at the latest 1 (one) day; and

•                                          On the Issuer’s Internet page — at the latest 2 (two) days.

The text of the corporate action notice should be available on the Issuer’s Internet page within a period of at least 12 (twelve) months as of the expiration date fixed by the Regulations to post thereof on the Internet, and if it is posted on the Internet upon the expiry of such terms, then as of the date it is posted on the Internet.

8) The Issuer should disclose information in the form of the quarterly report in accordance with the procedure provided for by the Regulations.

The quarterly report should be drawn up on quarterly results.

Within a period of at the latest 45 (forty-five) days as of the date of the respective quarterly closure the Issuer should post the text of the quarterly report on the Internet.

The text of the quarterly report should be available on the Issuer’s Internet page within a period of at least 5 (five) years as of the expiration date fixed by the Regulations to post thereof on the Internet, and if it is posted on the Internet upon the expiry of such terms, then as of the date it is posted on the Internet.

The Issuer should provide information on disclosure of the quarterly report thereby in the form of the corporate action notice, “Information on disclosure of the quarterly reports by the Issuer,” within the following terms as of the date the text of the quarterly report of the Issuer is posted on the Issuer’s page on the Internet:

•                                          In the News Feed — at the latest 1 (one) day; and

•                                          On the Issuer’s Internet page — at the latest 2 (two) days.

9) The Issuer should disclose information on the contents of its Charter and internal documents governing activity of the Issuer’s boards by posting such documents on the Issuer’s page on the Internet.

In the event that amendments and (or) supplements to the Charter are introduced (the Charter of the Issuer is completely renewed), the text of the Charter with amendments and (or) supplements (texts of the restated Charter) should be posted on the Issuer’s Internet page at the latest 2 (two) days as of the date the Issuer receives the written notice (certificate) of the authorized state agency with regard to state registration of such amendments and (or) supplements (state registration of the restated Charter), and if in cases established by the Federal Law such amendments and (or) supplements to the Charter of the Issuer become binding for third persons as of the date of notification of the authorized state agency, then at the latest 2 (two) days as of the date of such notification.

In the event that amendments and (or) supplements to the internal documents governing activity of the Issuer’s boards (internal documents governing activity of the Issuer’s boards are approved as amended) are introduced, the texts of such internal documents with amendments and (or) supplements (texts of such internal documents as amended) should be posted on the Issuer’s Internet page at the latest 2 (two) days as of the date of the Minutes (expiration date fixed by legislation of the Russian Federation to draw up the minutes) of the meeting (session) of the authorized Management Board of the Issuer in which the Resolution on amendments and (or) supplements (approval as amended) to such internal documents is adopted.

10) The Issuer should disclose information in the form of the consolidated accounting reports (consolidated financial statements) of the Issuer in accordance with the procedure provided for by the Regulations.

11) The Issuer should also disclose the following information:

1)                                              The annual statement of the Issuer;

2)                                              Annual accounting reports (financial) statements of the Issuer;

3)                                              Data of affiliated entities of the Issuer;

4)                                              The Resolution on issue (additional issue) of the Issuer’s securities; and

5)                                              Additional data provided for by Chapter VIII of the Regulations.

The Issuer should disclose such information in accordance with the procedure established by the Regulations.

The Issuer and/or Registrar maintaining the Issuer’s Register of Shareholders is liable by request of the person concerned to provide a copy of the Resolution on additional issue of securities at a charge not exceeding the expenses to make it.